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Exhibit 23.2



                       Consent of Independent Accountants



We consent to the inclusion in this registration statement on Form S-3 (File No. 333-00000) of our report dated February 22, 1996 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquisition Property-- Briarcliffe Mall, which report is included in a previously filed Form 10/A. We also consent to the reference to our firm under the caption "Experts."



                                    /s/ Margolin, Winer & Evens LLP

                                    MARGOLIN, WINER & EVENS LLP


Garden City, New York
October 18, 1996